Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Sachem Capital Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Villano, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

Dated: May 7, 2020

/s/ John L. Villano
John L. Villano, CPA
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.